As filed with the Securities and Exchange Commission on June 2, 2025
Registration No. 333-280127

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-1
ON
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
INHIBRX BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	2836	99-0613523
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
11025 N. Torrey Pines Road, Suite 140
La Jolla, California 92037
(858) 795-4220
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)
Mark Lappe
Chief Executive Officer
Inhibrx Biosciences, Inc.
11025 N. Torrey Pines Road, Suite 140
La Jolla, California 92037
(858) 795-4220
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Kevin C. Reyes	Leah Pollema
Latham & Watkins LLP	Vice President, General Counsel
12670 High Bluff Drive	and Corporate Secretary
San Diego, California 92130	Inhibrx Biosciences, Inc.
(858) 523-5400	11025 N. Torrey Pines Road, Suite 140
La Jolla, California 92037
(858) 795-4220

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
The original registration statement, or the Existing Registration Statement, of Inhibrx Biosciences, Inc., or the Company, on Form S-1 (File No. 333-280127) declared effective by the Securities and Exchange Commission, or the SEC, on June 18, 2024, to which this Registration Statement is Post-Effective Amendment No. 3, or this Registration Statement, covered the proposed resale or other disposition from time to time of an aggregate of up to 2,449,921 shares of Company common stock, $0.0001 par value per share, or Common Stock, including (i) 300,146 shares of Common Stock held by the selling stockholders who have registration rights pursuant to the Registration Rights Agreement, dated May 29, 2024, by and among the Company and the holders listed thereto, or the Registration Rights Agreement, (ii) 991,849 shares of Common Stock that are issuable upon the exercise of warrants to purchase shares of Common Stock at an exercise price of $0.0001 per share, subject to proportional adjustments in the event of stock splits or combinations or similar events, or the Warrants, held by the selling stockholders who have registration rights pursuant to the Registration Rights Agreement, and (iii) 1,157,926 shares of Common Stock currently held by Inhibrx, Inc., an indirect wholly-owned subsidiary of Sanofi S.A., or Sanofi. The shares of Common Stock and Warrants were issued in connection with the sale of Inhibrx, Inc.’s INBRX-101, which was completed on May 30, 2024, as described in the Existing Registration Statement.
This Registration Statement (a) is being filed to convert the registration statement on Form S-1 into a registration statement on Form S-3 and (b) contains an updated prospectus relating to the offering and sale of (i) the shares of outstanding Common Stock covered by the Existing Registration Statement and (ii) the shares of Common Stock remaining available for issuance under the Existing Registration Statement upon exercise of the Warrants. This Registration Statement amends and restates the information contained in the Existing Registration Statement (and all amendments thereto) under the headings contained herein.
All filing fees payable in connection with the registration of the shares of Common Stock covered by this Registration Statement were paid by the Registrant at the time of the initial filing of the Existing Registration Statement. No additional securities are registered hereby.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JUNE 2, 2025
INHIBRX BIOSCIENCES, INC.

2,449,921 shares of Common Stock
This prospectus relates to the proposed resale or other disposition from time to time of an aggregate of up to 2,449,921 shares of Inhibrx Biosciences, Inc., or the Company, common stock, $0.0001 par value per share, or Common Stock, including (i) 300,146 shares of Common Stock held by the selling stockholders who have registration rights pursuant to the Registration Rights Agreement, dated May 29, 2024, by and among the Company and the holders listed thereto, or the Registration Rights Agreement, (ii) 991,849 shares of Common Stock that are issuable upon the exercise of warrants to purchase shares of Common Stock at an exercise price of $0.0001 per share, subject to proportional adjustments in the event of stock splits or combinations or similar events, or the Warrants, held by the selling stockholders who have registration rights pursuant to the Registration Rights Agreement, and (iii) 1,157,926 shares of Common Stock currently held by Inhibrx, Inc., an indirect wholly-owned subsidiary of Sanofi S.A., or Sanofi. The shares of Common Stock and Warrants were issued in connection with the sale of Inhibrx, Inc.’s INBRX-101, which was completed on May 30, 2024, as described in this prospectus.
The Company is not selling any securities under this prospectus and will not receive any of the proceeds from the sale of securities by the selling stockholders, except that the Company may receive up to approximately $100 in aggregate gross proceeds from the exercise of the Warrants, if the Warrants are exercised for cash (and, as applicable, not on a cashless basis), based on the per share exercise price of the Warrants.
Our registration of the resale of the shares of Common Stock covered by this prospectus does not mean that the selling stockholders will offer or sell all or any of the shares of Common Stock. The selling stockholders or their assignees or successors-in-interest may offer and sell the shares of Common Stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how a selling stockholder may sell its shares of Common Stock in the section entitled “Plan of Distribution” in this prospectus. We will pay the expenses incurred in registering the securities covered by the prospectus, including legal and accounting fees.
Our Common Stock is quoted on the Nasdaq Global Market under the symbol “INBX.” On May 30, 2025, the last reported sale price of our Common Stock was $13.47 per share.
We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings with the Securities and Exchange Commission.
INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is      , 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, the selling stockholders named in this prospectus may, from time to time, sell the securities described in this prospectus from time to time in one or more offerings as described in this prospectus. To the extent necessary, each time that the selling stockholders offer and sell securities, we or the selling stockholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
Neither we, nor the selling stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, neither we nor the selling stockholders guarantee the accuracy or completeness of this information and neither we nor the selling stockholders have independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
As used in this prospectus, unless the context otherwise requires or as otherwise noted, we use the terms “Company,” “we,” “us,” and “our” in this prospectus to refer to Inhibrx Biosciences, Inc. and its subsidiaries taken as a whole.

EXPLANATORY NOTE
On May 29, 2024, Inhibrx, Inc., or the Former Parent, completed a distribution to holders of its shares of common stock of 92% of the issued and outstanding shares of Common Stock of the Company (the registrant pursuant to the registration statement of which this prospectus forms a part), or the Distribution. Prior to such Distribution, the Former Parent entered into a series of internal restructuring transactions, or the Separation, with the Company, pursuant to which the Company acquired the assets and liabilities and corporate infrastructure associated with its ongoing programs, INBRX-106 and ozekibart (INBRX-109), and its discovery pipeline, as well as the remaining close-out obligations related to its previously terminated program, INBRX-105. As described in this prospectus, the Former Parent and the Company were parties to the Agreement and Plan of Merger, dated as of January 22, 2024, or the Merger Agreement, by and among the Former Parent, Aventis Inc., a Pennsylvania corporation, which we refer to as Acquirer, and a wholly-owned subsidiary of Sanofi, and Art Acquisition Sub, Inc., a Delaware corporation, which we refer to as Merger Sub, and a wholly-owned subsidiary of Acquirer, and the Separation and Distribution Agreement, dated as of January 22, 2024, or the Distribution Agreement, by and among the Former Parent, the Company and Acquirer. The Merger Agreement provided for the acquisition by Acquirer of the Former Parent, or the Merger, which was accomplished through the merger of Merger Sub with and into the Company with the Company continuing as the surviving entity.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is www.inhibrx.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 14, 2025;
•the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 16, 2025;
•our Current Reports on Form 8-K filed with the SEC on January 13, 2025 (excluding information in Item 7.01 and Exhibit 99.1 furnished therein), January 21, 2025 (excluding information in Item 7.01 and Exhibit 99.1 furnished therein), April 1, 2025 and May 28, 2025; and
•the description of our securities contained in our registration statement on Form 10 filed with the SEC on May 15, 2024, as updated by Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Inhibrx Biosciences, Inc.
11025 N. Torrey Pines Rd., Suite 140
La Jolla, California 92037
Attention: Corporate Secretary
(858) 795-4220
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
Unless expressly indicated or the context requires otherwise, the terms “Company,” “we,” “us,” and “our” in this prospectus refer to Inhibrx Biosciences, Inc., a corporation incorporated under the laws of the State of Delaware, and its subsidiaries, including as a former business of Inhibrx, Inc. to the extent the context requires.
Overview
We are a clinical-stage biopharmaceutical company with a pipeline of novel biologic therapeutic candidates, developed using our proprietary modular protein engineering platforms. We leverage our innovative protein engineering technologies and deep understanding of target biology to create therapeutic candidates with attributes and mechanisms we believe to be superior to current approaches and applicable to a range of challenging, validated targets with high potential. Our current clinical pipeline of therapeutic candidates includes ozekibart (INBRX-109) and INBRX-106, both of which utilize our multivalent formats where the precise valency can be optimized in a target-centric way to mediate what we believe to be the most appropriate agonist function.
Corporate Information
Inhibrx Biosciences, Inc. was incorporated on January 8, 2024 under the laws of the State of Delaware as a direct, wholly-owned subsidiary of the Former Parent. We changed our name from Ibex SpinCo, Inc. to Inhibrx Biosciences, Inc. on January 25, 2024. Our corporate headquarters are located at 11025 N. Torrey Pines Road, Suite 140, La Jolla, CA 92037, and our telephone number is (858) 795-4220. Our website address is www.inhibrx.com. Information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus.
We have proprietary rights to a number of trademarks used in this prospectus which are important to our business, including the Inhibrx logo. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

THE OFFERING

Common Stock offered by the selling stockholders	Up to 2,449,921 shares of Common Stock, including 991,849 shares of Common Stock underlying the Warrants.
Terms of the offering	The selling stockholders will determine when and how they will sell the Common Stock offered in this prospectus, as described in “Plan of Distribution.”
Use of Proceeds
We will not receive any of the proceeds from the sale of securities by the selling stockholders pursuant to this prospectus. We may receive up to approximately $100 in aggregate gross proceeds from the exercise of the Warrants, if the Warrants are exercised for cash (and, as applicable, not a cashless basis), based on the per share exercise price of the Warrants. See the section “Use of Proceeds” appearing elsewhere in this prospectus for additional details. Any proceeds we receive from the exercise of the Warrants will be used for working capital and general corporate purposes.

Risk Factors
An investment in our securities involves a high degree of risk. See the section entitled “Risk Factors” included in this prospectus for a discussion of certain factors to consider carefully before deciding to invest in our securities.

The Nasdaq Global Market	“INBX.”
Each selling stockholder who holds Warrants is prohibited, subject to certain exceptions, from exercising the Warrants to the extent that immediately prior to or after giving effect to such exercise, such selling stockholder, together with its affiliates and other attribution parties, would own more than a specified beneficial ownership limitation (4.99%/9.99%/19.99%), which percentage may be increased or decreased at such selling stockholder’s election to a percentage not to exceed 19.99%, provided that any increase will require 61 days’ notice to the Company.
Shares of Common Stock that may be offered under this prospectus will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling stockholders of any of the Common Stock covered by this prospectus. Throughout this prospectus, when we refer to the shares of our Common Stock being registered on behalf of the selling stockholders for offer and resale, we are referring to the shares of Common Stock issued to the selling stockholders in connection with the Distribution and the exercise of Warrants. When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain express and implied forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “design,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:
•the design, initiation, timing, progress, results and costs of our research and development programs as well as our preclinical studies and clinical trials;
•our ability to advance therapeutic candidates into, and successfully complete, clinical trials;
•our interpretation of initial, interim or preliminary data from our clinical trials, including interpretations regarding disease control and disease response;
•the potential benefits of regulatory designations;
•the timing or likelihood of regulatory filings and approvals;
•the safety and therapeutic benefits of our therapeutic candidates;
•the commercialization of our therapeutic candidates, if approved;
•the pricing, coverage and reimbursement of our therapeutic candidates, if approved;
•our ability to utilize our technology platform to generate and advance additional therapeutic candidates;
•the implementation of our business model and strategic plans for our business and therapeutic candidates;
•our ability to successfully manufacture our therapeutic candidates for clinical trials and commercial use, if approved;
•our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;
•the scope of protection we are able to establish and maintain for intellectual property rights covering our therapeutic candidates;
•our ability to enter into strategic partnerships and the potential benefits of such partnerships;
•future results of operations and financial position and our estimates regarding expenses, capital requirements and needs for additional financing;
•our ability to raise funds needed to satisfy our capital requirements, which may depend on financial, economic and market conditions and other factors, over which we may have no or limited control;
•our financial performance;
•our and our third-party partners’ and service providers’ ability to continue operations and advance our therapeutic candidates through clinical trials, as well as the ability of our third party manufacturers to provide the required raw materials, antibodies and other biologics for our preclinical research and clinical trials, in light of the current market conditions or any pandemics, regional conflicts, sanctions, labor conditions, geopolitical events, natural disasters or extreme weather events;
•our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals; and
•developments relating to our competitors and our industry.
These forward-looking statements are subject to a number of risks, uncertainties and assumptions, which we discuss in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus and the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. In addition, statements that “we believe” and similar statements reflect our current beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements contained in this prospectus or the documents incorporated by reference herein for any reason after the date of this prospectus to conform these statements to new information, actual results or to changes in our expectations, except as required by law.
You should read this prospectus and the documents incorporated by reference herein with the understanding that our actual future results, levels of activity, performance, and events and circumstances may be materially different from what we expect. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of securities by the selling stockholders pursuant to this prospectus. We may receive up to approximately $100 in aggregate gross proceeds from the exercise of the Warrants, if the Warrants are exercised for cash (and, as applicable, not a cashless basis), based on the per share exercise price of the Warrants. Any proceeds we receive from the exercise of the Warrants will be used for working capital and general corporate purposes.

SELLING STOCKHOLDERS
The shares of Common Stock being offered by the selling stockholders, or their assignees or successors-in-interest, are up to 1,458,072 shares of Common Stock and 991,849 shares of Common Stock issuable upon the exercise of the Warrants. We are registering the above referenced shares of Common Stock in order to permit the selling stockholders, or their assignees or successors-in-interest, to offer the shares for resale from time to time.
The selling stockholders may sell all, some or none of their shares listed below in this offering. See the section entitled “Plan of Distribution” elsewhere in this prospectus. However, the fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this offering.
Except as otherwise disclosed in the footnotes below, with respect to any selling stockholder, none of the selling stockholders have, and within the past three years have not had, any position, office or other material relationship with us or any of our predecessors or affiliates.
The table below, which has been prepared based upon the information provided by or on behalf of the selling stockholders as of May 15, 2025, lists the selling stockholders and other information regarding the beneficial ownership of the shares of Common Stock held by each of the selling stockholders. The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of Common Stock held by the selling stockholders. The number of shares in the column titled “Shares of Common Stock Beneficially Owned Before this Offering” represents the number of shares of Common Stock beneficially owned by each selling stockholder, based on its ownership of shares of Common Stock and Warrants held by certain selling stockholders as of May 15, 2025, assuming the exercise of the Warrants held by such selling stockholders on that date, including as may be subject to any limitations on exercise due to beneficial ownership limitations in the Warrants. The number of shares in the column “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus” represents all of the shares that the selling stockholders may offer under this prospectus, assuming the exercise of the Warrants currently held by such selling stockholders, and does not take into account the date of, or any limitations on, the exercise of the Warrants.
Under the terms of the Warrants, the selling stockholders who hold Warrants may not exercise any such Warrants to the extent such exercise would cause such selling stockholders, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed a specified beneficial ownership limitation (4.99%/9.99%/19.99%) following such exercise of such Warrants which have not been exercised.

	Shares of Common Stock Beneficially Owned Before this Offering(1)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(3)	Shares of Common Stock to be Beneficially Owned Upon Completion of this Offering
Selling Stockholders	Number	Percentage(2)	Number	Number	Percentage(2)
Entities affiliated with Viking Global Investors LP(4)	1,704,372	11.77%	387,598	1,576,466	10.70%
Perceptive Life Sciences Master Fund, Ltd.(5)	1,488,553	9.99%	904,397	891,786	5.86%
Inhibrx, Inc.(6)	1,157,926	8.00%	1,157,926	—	—%
(*)     Indicates beneficial ownership of less than 1%
(1)“Beneficial ownership” is a term broadly defined in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in a person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. For purposes of this column, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or group of persons has the right to acquire within 60 days after May 15, 2025, including through the exercise of a warrant or the conversion of a security.
(2)Percentage ownership is based on a denominator equal to the sum of (i) 14,475,904 shares of our Common Stock outstanding as of March 31, 2025 and (ii) the number of shares of Common Stock issuable upon exercise or conversion of convertible securities beneficially owned by the applicable selling stockholder.
(3)The number of shares in this column represents all of the shares that the selling stockholders may offer under this prospectus, assuming the exercise of the Warrants currently held by such selling stockholders, as applicable, and does not take into account the date of, or any limitations on the exercise of the Warrants.
(4)The shares reported under “Shares of Common Stock Beneficially Owned Before this Offering” consist of (i) 1,576,466 shares of Common Stock held by VGOP and (ii) 127,906 shares of Common Stock purchased by VGOD in the Private Placement. The shares reported under “Shares of Common Stock Beneficially Owned Before this Offering” does not include 259,692 shares of Common Stock issuable upon the exercise of the Warrants held by VGOP because they are subject to limitations on conversion if such conversion would result in the selling stockholder beneficially owning more than 9.99% of our outstanding Common Stock. VGI provides managerial services to VGOP and VGOD. VGI has the authority to dispose of and vote the shares of Common Stock directly held by VGOP and VGOD. Opportunities Parent is the sole member of Opportunities GP, which has the authority to dispose of and vote the shares of Common Stock controlled by Opportunities Portfolio GP (which consists of the shares of Common Stock directly held by VGOP), and is the sole member of VGOD GP, which has the authority to dispose of and vote the shares of Common Stock controlled by VGOD Portfolio GP (which consists of the shares of Common Stock directly held by VGOD). O. Andreas Halvorsen, David C. Ott and Rose S. Shabet, as Executive Committee Members of Viking Global Partners LLC (the general partner of VGI) and Opportunities Parent have shared authority to direct the voting and disposition of investments beneficially owned by VGI and Opportunities Parent. The address of the selling stockholders is c/o Viking Global Investors LP, 600 Washington Boulevard, Stamford, Connecticut, 06901.

(5)The shares reported under “Shares of Common Stock Beneficially Owned Before this Offering” consist of (i) 891,786 shares of Common Stock held by Perceptive Life Sciences Master Fund, Ltd., or Perceptive; (ii) 172,240 shares of Common Stock purchased by Perceptive in the Private Placement; and (iii) 732,157 shares of Common Stock issuable upon the exercise of the Warrants held by Perceptive, 307,630 of which are not included in the shares reported because the Warrants are subject to limitations on conversion if such conversion would result in the selling stockholder (together with its affiliates, any “group” or any other persons whose beneficial ownership could be aggregated with the stockholder) beneficially owning more than 9.99% of our outstanding Common Stock. Perceptive Advisors LLC, or Perceptive Advisors, serves as the investment manager to Perceptive and may be deemed to beneficially own such shares. Joseph Edelman is the managing member of Perceptive Advisors and may be deemed to have voting and dispositive power over the shares held by Perceptive. The address of the selling stockholder is 51 Astor Place, 10th Floor, New York, NY 10003.
(6)The shares reported under “Shares of Common Stock Beneficially Owned Before this Offering” consist of 1,157,926 shares of Common Stock held by the Former Parent. The Former Parent is an indirect wholly owned subsidiary of Sanofi. The address of the selling stockholder is 55 Corporate Drive, Bridgewater, NJ 08807.

PLAN OF DISTRIBUTION
Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market, including the Nasdaq Global Market, or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling securities:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•settlement of short sales;
•in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•a combination of any such methods of sale; or
•any other method permitted pursuant to applicable law.
The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.
In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF OUR SECURITIES TO BE REGISTERED
The securities to be registered on this registration statement on Form S-3 include an aggregate of up to 1,458,072 shares of Common Stock and 991,849 shares of Common Stock that are issuable upon the conversion of the Warrants held by certain selling stockholders.
General
The following description of our capital stock summarizes the material terms of our capital stock. The following description is only a summary and it may not contain all the information that is important to you. For the complete terms of our capital stock, please refer to our certificate of incorporation and our bylaws, copies of which are filed as exhibits to our most recent Annual Report on Form 10-K. The terms of our capital stock may also be affected by the Delaware General Corporation Law, or DGCL.
Under our certificate of incorporation, we are authorized to issue 120,000,000 shares of Common Stock and 15,000,000 shares of preferred stock, $0.0001 par value per share.
Common Stock
Voting Rights
Holders of our Common Stock are entitled to one vote for each share of Common Stock held of record for the election of directors and on all matters submitted to a vote of stockholders, and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Subject to supermajority votes for some matters, other matters shall be decided by the vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting affirmatively or negatively on such matter.
Dividend Rights
Holders of our Common Stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any convertible preferred stock then outstanding.
Liquidation Rights
Upon our dissolution, liquidation or winding up, holders of our Common Stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding.
Rights and Preferences
Holders of our Common Stock have no preemptive, subscription, redemption or conversion rights and there are no sinking funds provisions applicable to our Common Stock. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of convertible preferred stock that we may designate and issue in the future.
Fully Paid and Nonassessable
The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable.
As of May 15, 2025, we had 14,475,904 outstanding shares of Common Stock issued and outstanding held by approximately 6 stockholders of record.

Warrants
The following description of our Warrants summarizes the material terms of our Warrants. The following description is only a summary, and it may not contain all the information that is important to you. For the complete terms of our Warrants, please refer to the form of Warrant filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.
As of May 15, 2025, we had Warrants outstanding to purchase 991,849 shares of our Common Stock. The Warrants have a per share exercise price of $0.0001, subject to proportional adjustments in the event of stock splits or combinations or similar events. The Warrants do not expire until exercised in full. Each Warrant is exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by either (a) payment in full for the number of shares of our Common Stock purchased upon such exercise or (b) through a cashless exercise, in which case the holder will receive upon such exercise the net number of shares of our Common Stock determined according to a formula set forth in the Warrant. The Warrants may not be exercised if the aggregate number of shares of our Common Stock beneficially owned by the holder thereof immediately following such exercise would exceed a specified beneficial ownership limitation (4.99%/9.99%/19.99%); provided, however, that a holder may increase or decrease the beneficial ownership limitation by giving 61 days’ notice to us, but not to any percentage in excess of 19.99%. The holders of the Warrants do not have the rights or privileges of the holders of our Common Stock, including any voting rights, until such holders exercise their Warrants.
In the event of a rights offering, holders of the Warrants shall be entitled to acquire the rights that such holders could have acquired if they had held the number of shares of our Common Stock acquirable upon the complete exercise of the Warrants immediately before the applicable record date. Similarly, in the event of a pro rata distribution, holders of the Warrants shall be entitled to participate in such distribution to the same extent that such holders would have participated therein if they had held the number of shares of our Common Stock acquirable upon complete exercise of the Warrants immediately before the date of which record is taken for such distribution. In the event of a fundamental transaction, holders of the Warrants will be entitled to receive upon the subsequent exercise of the Warrants the kind and amount of securities, cash or other property that such holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. A fundamental transaction, as described in the Warrants, will generally include (i) any merger or consolidation of us with or into another person, (ii) any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions effected by us or any of our subsidiaries, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by us or another person) pursuant to which holders of our Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding shares of Common Stock, (iv) any reclassification, reorganization or recapitalization of our Common Stock or any compulsory share exchange pursuant to which our Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the consummation of a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or group of persons whereby such other person or group acquires securities representing more than 50% of the aggregate voting power of the issued and outstanding of our equity securities.
Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Anti-takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws
Provisions of the DGCL and our certificate of incorporation and bylaws could have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.
Board Composition and Filling Vacancies
Our board of directors is divided into three classes serving three-year terms, with one class being elected each year by a plurality of the votes cast by the stockholders entitled to vote on the election. Our certificate of incorporation provides that directors may be removed only for cause and then only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of directors. Our certificate of incorporation provides that any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum.
Stockholders Not Entitled to Cumulative Voting
Our certificate of incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.
Written Consent of Stockholders
Our certificate of incorporation provides that stockholders may not take any action by written consent in lieu of a meeting.
Meetings of Stockholders
Our bylaws provide that only our board of directors, the chairperson of our board of directors or our chief executive officer then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our bylaws provide for advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in our bylaws. These provisions may preclude the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.
Amendment to Bylaws and Certificate of Incorporation
As required by the DGCL, any amendment of our certificate of incorporation must first be approved by our board of directors and, if required by law or our certificate of incorporation, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to directors, stockholder action, special meetings of stockholders, and the amendment of our bylaws in our certificate of incorporation must be approved by the holders of at least a majority of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors. Our bylaws may be amended by the affirmative vote of a majority of the directors present at any regular or special meeting at which a quorum is present. Our bylaws may also be amended by the affirmative vote of the holders of a majority of the votes which all the stockholders would be entitled to cast in any annual election of directors.
Preferred Stock
Our certificate of incorporation provides for 15,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock.
The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of Common Stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.
Section 203 of DGCL
We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in any business combination and with any interested stockholder for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.
Exclusive Jurisdiction of Certain Actions
Our certificate of incorporation requires, unless we otherwise consent, that the Court of Chancery of the State of Delaware, or the Chancery Court, will, to the fullest extent permitted by law, be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law (subject to the Chancery Court having personal jurisdiction over the indispensable parties named as defendants):
•any derivative action or proceeding brought on our behalf,
•any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or employees, to us or our stockholders,
•any action or proceeding asserting a claim against us or any of our current or former directors, officers or employees arising out of or pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws,
•any action or proceeding to interpret, apply, enforce or determine the validity of our certificate of incorporation or our bylaws,
•any action or proceeding as to which the DGCL confers jurisdiction to the Chancery Court, or
•any action asserting a claim against us or our directors, officers or employees, governed by the internal affairs doctrine.

If the Chancery Court does not have jurisdiction for these actions or proceedings, then the actions or proceedings must be brought in a state court located in the State of Delaware. If these state courts also do not have jurisdiction, these actions or proceedings must be brought in the federal district court for the District of Delaware. These limitations in our certificate of incorporation will not apply to actions brought to enforce a duty or liability created by the Securities Act, the Exchange Act or to any claim for which the federal courts have exclusive jurisdiction.
However, our certificate of incorporation also provides that, unless we otherwise consent in writing, the federal district courts of the United States shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Nasdaq Global Market Listing
Our Common Stock is listed on the Nasdaq Global Market under the trading symbol “INBX.”
Transfer Agent and Registrar
The transfer agent and registrar for our capital stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is 1 State Street, 30th Floor, New York, New York 10004.

LEGAL MATTERS
The validity of the shares of Common Stock and the Warrants offered hereby will be passed upon for us by Latham & Watkins LLP, San Diego, California.
EXPERTS
The consolidated financial statements of Inhibrx Biosciences, Inc. as of December 31, 2024 and 2023 and for the years then ended incorporated by reference in this prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses, payable by the Company in connection with the registration and sale of the Common Stock being registered. All amounts are estimates except the SEC registration fee.

Amount
SEC registration fee (1)	$5,936
Printing and mailing expenses	50,000
Accounting fees and expenses	50,000
Legal fees and expenses	75,000
Total expenses	$180,936
(1) Previously paid.
ITEM 15. Indemnification of Directors and Officers.
Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.
Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our certificate of incorporation provides to the fullest extent permitted under the DGCL, that no director or officer of our Company shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director or officer, notwithstanding any provision of law imposing such liability. In addition, our certificate of incorporation provides that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of our Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Our certificate of incorporation further provides that any amendment or repeal of such section will not adversely affect any right or protection of a director or officer in respect of any act or omission occurring prior to the time of such amendment or repeal.
Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture or other enterprise (including any employee benefit plan) (all such persons being referred to as an Indemnitee), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974), and amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed, to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation also provides that we will advance expenses to Indemnitees in connection with a legal proceeding, subject to limited exceptions.
We have entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and our certificate of incorporation and our bylaws.

ITEM 16. Exhibits.

Exhibit	Description
3.1	Amended and Restated Certificate of Incorporation of Inhibrx Biosciences, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the SEC on May 30, 2024).
3.2	Amended and Restated Bylaws of Inhibrx Biosciences, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed with the SEC on May 30, 2024).
4.1	Form of Warrant to Purchase Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 10 filed with the SEC on April 25, 2024).
4.2
Form of Warrant to Purchase Stock by and between Inhibrx Biosciences, Inc. and entities affiliated with Oxford Finance LLC (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed with the SEC on January 13, 2025).

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 to the Registrant’s Form S-1/A filed with the SEC on April 17, 2025).
23.1*	Consent of BDO USA, P.C., independent registered public accounting firm.
23.2	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1).
24.1	Powers of Attorney (included in the signature page of the initial filing of this Registration Statement).
107**	Filing fee table.
* Filed herewith.
** Previously filed.

ITEM 17. Undertakings.
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on June 2, 2025.
INHIBRX BIOSCIENCES, INC.

By:	/s/ Mark P. Lappe
Name:	Mark P. Lappe
Title:	Chief Executive Officer and Chairperson

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark P. Lappe	Chief Executive Officer and Chairperson (Principal Executive Officer)	June 2, 2025
Mark P. Lappe

/s/ Kelly D. Deck, C.P.A.	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 2, 2025
Kelly D. Deck, C.P.A.

*	Director	June 2, 2025
Douglas G. Forsyth

*	Director	June 2, 2025
Jon Faiz Kayyem, Ph.D.

*	Director	June 2, 2025
Kimberly Manhard

*	Director	June 2, 2025
Kristiina Vuori, M.D., Ph.D.

* By: /s/ Mark P. Lappe
Name: Mark P. Lappe
Title: Attorney-in-fact